UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2017

EP ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36253	46-3472728
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

EP ENERGY LLC

(Exact name of registrant as specified in its charter)

Delaware	333-183815	45-4871021
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1001 Louisiana Street

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 997-1000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02   Results of Operations and Financial Condition

On November 1, 2017, EP Energy Corporation (the “Company”) issued a press release announcing its financial and operating results for the quarter ended September 30, 2017. The Company will hold a webcast conference call on November 2, 2017 to discuss those results. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 2.02 by reference.

The information in Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Certain Officers

On November 1, 2017, the Company issued a press release that, in addition to announcing its financial and operational results for the quarter ended September 30, 2017, announced that Brent J. Smolik, President, Chief Executive Officer and Chairman of the Board of Directors of the Company (the “Board”), will be departing from the Company on November 15, 2017 following five years of service and will resign as President and Chief Executive Officer on the first business day following the date the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2017 is filed (the “Effective Time”).  Russell E. Parker will be assuming the roles of President and Chief Executive Officer upon Mr. Smolik’s resignation. Mr. Smolik is working closely with the Company to ensure a smooth transition of his responsibilities to Mr. Parker prior to his departure.

In addition, Mr. Clayton A. Carrell, EVP and Chief Operating Officer, Ms. Marguerite Woung-Chapman, SVP, General Counsel and Corporate Secretary, and Ms. Joan M. Gallagher, SVP, HR and Administrative Services will also be departing from the Company effective as of November 15, 2017.  For purposes of the Employment Agreements between the Company and each of Messrs. Smolik and Carrell and Mss. Woung-Chapman and Gallagher (the “Departing Executives”), each dated as of May 24, 2012, the departures will be treated as a termination by the Company without “Cause.” The Departing Executives confirmed that their departures did not result from a disagreement with the Company on any matter relating to how the Company has operated, its policies or its practices, including its controls or financial related matters.

In connection with their departures, the Company will enter into termination of employment agreements with each of the Departing Executives in substantially the form attached to their Employment Agreements. Pursuant to the termination of employment agreements (“Termination Agreements”), each Departing Executive will be entitled to receive the severance benefits set forth in their Employment Agreements. The Termination Agreements  include a general release and waiver of any claims against the Company.   For purposes of the pro-rata target bonus portion of the severance payments, the Departing Executives’ 2017 target bonuses are 120% for Mr. Smolik, 100% for Mr. Carrell, 80% for Ms. Woung-Chapman and 70% for Ms. Gallagher.

Appointment of Certain Officers

On November 1, 2017, the Board announced the appointment of Russell E. Parker, age 41, as President and Chief Executive Officer, to be effective at the Effective Time.  Mr. Parker was the CEO of Phoenix Natural Resources (“Phoenix”) from March 2016 until October 2017. Prior to Phoenix, Mr. Parker was the President of Chief Oil & Gas LLC from March 2015 until December 2015, and prior to becoming President, was Vice President of Engineering and Operations from October 2014 until March 2015 and Vice President of Engineering from November 2012 until October 2014. From January 2001 to October 2012, Mr. Parker worked in various engineering and asset management capacities for Hilcorp Energy Company (“Hilcorp”).

Phoenix is a portfolio company of funds managed by affiliates of Apollo Global Management LLC (“Apollo”). Apollo managed funds are the beneficial owners of approximately 44.9% of the Class A common stock of the Company.

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The Board has also announced that Ray Ambrose, age 44, has been appointed SVP of Engineering Subsurface and that Chad England, age 37, has been appointed SVP of Operations, effective at the Effective Time. Mr. Ambrose was SVP Engineering and Business of Phoenix from April 2016 until October 2017. Mr. Ambrose worked as the Chief Reservoir Engineer for Hilcorp from March 2012 until March 2015, and then for NRG Energy, Inc. as Senior Director, Petroleum Engineering from April 2015 until joining Phoenix. Mr. England was previously SVP Operations for Phoenix from April 2016 until October 2017. Prior to Phoenix, Mr. England worked for Hilcorp in various positions since October 2010.

In connection with the appointments of Messrs. Parker, Ambrose and England, the Company has entered into an Employment Agreement with each of them (collectively, the “New Employment Agreements”). Pursuant to the New Employment Agreements, Messrs. Parker, Ambrose and England will receive annualized base salaries of $500,000, $400,000 and $400,000, respectively, and will be eligible to receive annual performance bonuses with a target annual bonus of 100%, 75% and 75%, respectively.  The New Employment Agreements provide for severance payments to each of Messrs. Parker, Ambrose and England upon (a) a termination by the Company without “Cause” (as defined in the New Employment Agreements), including non-renewal of the term by the Company, or (b) a resignation by the executive for “Good Reason” (as defined in the New Employment Agreements). Such severance payments will be equal to 12 months of the annualized base salary at the time of such termination and will be subject to the executive’s execution and non-revocation of a release of claims. The New Employment Agreements also contain restrictive covenant provisions, including confidentiality, non-solicitation and non-competition covenants.

There are no family relationships between Messrs. Parker, Ambrose and England and any director or executive officer of the Company, and none of them has direct or indirect material interests in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Departure of Directors, Election of Certain Director

Mr. Smolik will resign as Chairman and as a member of the Board, effective November 2, 2017. On October 30, 2017, Keith O. Rattie informed the Board that he will be resigning from the Board, effective November 15, 2017. Mr. Rattie has been a member of the Board since January 2015. The Board also announced the election of Russell E. Parker as a member of the Board, effective November 2, 2017. Mr. Parker will not receive any additional compensation for his membership on the Board.

EP Energy Corporation Employment Inducement  Plan

On October 30, 2017 the Board adopted the EP Energy Corporation Employment Inducement Plan (the “Plan”), effective November 1, 2017, in order to attract and retain able persons as employees, directors and consultants of the Company and its affiliates. The Plan provides for the grant of the following types of equity-based awards: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) stock awards, (vi) dividend equivalents, (vii) other stock-based awards, (viii) cash awards, (ix) substitute awards and (x) performance awards. Subject to adjustment in accordance with the terms of the Plan, 12,000,000 shares of the Company’s Class A common stock, par value $0.01 per share (“Common Stock”), have been reserved for delivery pursuant to awards under the Plan. Common Stock withheld to satisfy exercise prices or tax withholding obligations will again be available for delivery pursuant to other awards. The Plan will be administered by the Compensation Committee of the Board  (the “Compensation Committee”). No awards may be granted under the Plan on and after November 1, 2027.

The Plan was adopted by the Board without stockholder approval pursuant to New York Stock Exchange Listed Company Manual Rule 303A.08 (“Rule 303A.08”).  Awards under the Plan may only be granted to an individual, as a material inducement to such individual to enter into employment with us, who (i) has not previously been an employee of us or our affiliates or (ii) is rehired following a bona fide period of non-employment with us and our affiliates.

The foregoing description of the Plan is not complete and is qualified in its entirety by reference to the full text of the Plan, which was filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-8 filed November 1, 2017, and is incorporated herein by reference.

Grants of Performance Share Units

On October 30, 2017, the Board, upon the recommendation of the Compensation Committee, also approved the grant of an award of performance share units pursuant to the Plan and a performance share unit grant notice and award agreement (the “PSU Agreement”), effective November 1, 2017, to each of Messrs. Parker, Ambrose and England in the amount of 240,000, 168,000 and 168,000 performance share units, respectively. Additionally, in connection with their appointments as Vice President, Land and Administration and Vice President, Geological and Geophysical, respectively, the Board approved the grant of 168,000 performance share units to each of Peter Addison and Mark Hargis. A performance share unit represents a contractual right to receive one share of Common Stock if certain conditions are met. The number of performance share units actually earned, if any, will be based upon achievement of specified stock price goals over a four-year performance period. In addition, the performance share units are subject to time-based vesting conditions.  Any shares earned pursuant to performance share units will be issued over the fourth, fifth and sixth years following the grant date, pursuant to the schedule set forth in the PSU Agreement, but such shares will be subject to certain transfer restrictions pursuant to the PSU Agreement unless certain conditions are satisfied. The awards of performance share units are being granted as “employment inducement awards” within the meaning of Rule 303A.08.

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The foregoing description of the performance share unit awards is not complete and is qualified in its entirety by reference to the Plan and the full text of the PSU Agreement, the form of which was filed as Exhibit 4.4 to the Company’s Registration Statement on Form S-8 filed November 1, 2017, and is incorporated herein by reference.

Grants of Restricted Stock

On October 30, 2017, the Board, upon the recommendation of the Compensation Committee, also approved the grant of an award of restricted Common Stock pursuant to the Plan and a restricted stock grant notice and award agreement (the “Restricted Stock Agreement”), effective November 1, 2017, to each of Messrs. Parker, Ambrose, England, Addison and Hargis in the amount of 188,679, 150,943, 150,943, 113,207 and 113,207, respectively. The restricted Common Stock vests ratably over four years, so long as the executive remains continuously employed by the Company. The awards of restricted Common Stock are being granted as “employment inducement awards” within the meaning of Rule 303A.08.

The foregoing description of the restricted Common Stock awards is not complete and is qualified in its entirety by reference to the Plan and the full text of the Restricted Stock Agreement, the form of which was filed as Exhibit 4.5 to the Company’s Registration Statement on Form S-8 filed November 1, 2017, and is incorporated herein by reference.

Item 8.01. Other Events.

Appointment of New Board Chair

On November 1, 2017, the Board announced that it has appointed Alan R. Crain as the Chairman of the Board to succeed Mr. Smolik, effective November 2, 2017. Apollo consented to such appointment pursuant to its rights under the terms of the Stockholders Agreement, dated as of August 20, 2013. Mr. Crain has been on the Board, and served on the Board’s Audit, Compensation and Governance and Nominating Committees, since May 9, 2017. In addition to the current Board retainer fees for non-employee directors of the Board, Mr. Crain will receive an annual cash retainer of $125,000 and an annual equity grant in the form of restricted stock with a value of $50,000 on the grant date for his service as Chairman.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1*	Employment Agreement dated as of November 1, 2017 by and between EP Energy Corporation and Russell Parker.

10.2*	Employment Agreement dated as of November 1, 2017 by and between EP Energy Corporation and Ray Ambrose.

10.3*	Employment Agreement dated as of November 1, 2017 by and between EP Energy Corporation and Chad England.

10.4*	EP Energy Corporation Employment Inducement Plan.

10.5*	Form of Form of Performance Share Unit Grant Notice and Performance Share Unit Agreement under the EP Energy Corporation Employment Inducement Plan.

10.6*	Form of Restricted Stock Grant Notice and Restricted Stock Agreement under the EP Energy Corporation Employment Inducement Plan.

99.1*	Press release dated November 1, 2017 announcing financial and operating results for the quarter ended September 30, 2017, departure of certain officers and appointment of certain officers.

*Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: November 1, 2017
EP ENERGY CORPORATION

	By:	/s/ Kyle A. McCuen
Kyle A. McCuen
Vice President, Interim Chief Financial Officer and Treasurer

EP ENERGY LLC

	By:	/s/ Kyle A. McCuen
Kyle A. McCuen
Vice President, Interim Chief Financial Officer and Treasurer

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